UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011 (October 26, 2011)

ANTERO RESOURCES FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-164876	90-0522247
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 26, 2011, Antero Resources entered into a Third Amendment (the “Amendment”) to its Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The Amendment primarily provides for the increase of the borrowing base under the Credit Agreement from $800 million to $1.2 billion and the increase of lender commitments under the Credit Agreement from $750 million to $850 million.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Amendment is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

On October 27, 2011, Antero Resources issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the Amendment.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT	DESCRIPTION

10.1

Third Amendment to Fourth Amended And Restated Credit Agreement, dated as of October 26, 2011, among Antero Resources Corporation, Antero Resources Piceance Corporation, Antero Resources Pipeline Corporation and Antero Resources Appalachian Corporation, as Borrowers, certain subsidiaries of Borrowers, as Guarantors, the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources press release dated October 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES FINANCE CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: October 28, 2011

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1

Third Amendment to Fourth Amended And Restated Credit Agreement, dated as of October 26, 2011, among Antero Resources Corporation, Antero Resources Piceance Corporation, Antero Resources Pipeline Corporation and Antero Resources Appalachian Corporation, as Borrowers, certain subsidiaries of Borrowers, as Guarantors, the Lenders party thereto and JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Antero Resources press release dated October 27, 2011.